UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

THE FRONTIER FUND

(Exact Name of Issuer as Specified in Charter)

Delaware	000-51274	38-6815533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado

(Address of principal executive offices)

80264

(Zip code)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 13, 2006, Equinox Fund Management, LLC (the “Managing Owner”), the managing owner of The Frontier Fund (the “Registrant”), determined that certain advances made by the Balanced Series into the Campbell/Graham Series, Currency Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series of the Registrant (collectively, the “Investee Series”) should be recorded as liabilities in the Investee Series’ financial statements instead of as Class 2 Units of such Investee Series. Such advances made by the Balanced Series had been previously recorded as Class 2 Units of such Investee Series on the financial statements of the Investee Series contained in the quarterly reports on Form 10-Q for the quarters ended March 31, 2006, and June 30, 2006.

Accordingly, the Registrant will prepare and file an amended Form 10-Q with the Securities and Exchange Commission (the “Commission”) for each of the quarters ended March 31, 2006, and June 30, 2006, which accurately records such advances made by the Balanced Series as liabilities on the Investee Series’ financial statements.

The Chief Financial Officer, as an authorized officer of the Managing Owner, has discussed with McGladrey & Pullen, LLP, the auditors of the Registrant, the matters disclosed in this Form 8-K filing pursuant to this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 17, 2006

The Frontier Fund
(Registrant)

By:	/s/ Richard E. Bornhoft
Richard E. Bornhoft
President and Chief Executive Officer of Equinox Fund Management, LLC, the
Managing Owner of The Frontier Fund